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                                                                    EXHIBIT 3.73

                                                                         [STAMP]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                   * * * * * *

     ETHYL DEVELOPMENT CORPORATION, a corporation organized and existing under by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of ETHYL DEVELOPMENT CORPORATION be amended by changing Article 1 thereof so that, as amended, said Article shall be and read as follows: "The name of the corporation is: Brockway Imco. Inc."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

     THIRD: The the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and 228 of the General Law of the State of Delaware.

     IN WITNESS WHEREOF, said ETHYL DEVELOPMENT CORPORATION has caused this certificate to be signed by G. Stecker its Vice President and attested by P. R. Burnaman, its Secretary, this 1st day of June, 1984.

                                                   ETHYL DEVELOPMENT CORPORATION


                                                   By /s/ G. Stecker
                                                     ---------------------------
                                                             G. Stecker
                                                           Vice President

Attest

By /s/ P. R. Burnaman
   -------------------
   P. R. Burnaman
   Secretary